FOR RELEASE ON: October 31, 2022

CONTACT:    Robert Barry, VP - Investor Relations
        608-361-7530
        robert.barry@regalrexnord.com

REGAL REXNORD CORPORATION REPORTS STRONG THIRD QUARTER 2022 FINANCIAL RESULTS

BELOIT, WI - Regal Rexnord Corporation (NYSE: RRX)

Third Quarter Highlights

•Sales Up 48% Versus PY And Up 8% On An Organic Basis*
•Daily Orders Down 3.6% In 3Q Versus PY On A Pro Forma, Constant Currency Basis
•Backlog Up Nearly 70% Versus Beginning of 2021; Book-To-Bill Ratio Above 1.00 For Prior 7 Quarters, Averaging 1.10 In 2021 and 1.01 YTD In 2022
•Adjusted EBITDA Margin* Up 120 Basis Points Versus PY To 20.9%; Price/Cost Remained Positive
•Adjusted Diluted EPS* Of $2.66 Versus $2.88 In PY; GAAP Diluted EPS Of $1.80 Versus $1.95 In PY
•Free Cash Flow Conversion* Of 93%
•Net Debt To Adjusted EBITDA Of 1.4x
•Raising Guidance Mid-Point By Revising 2022 Annual Guidance For Adjusted EPS To A Range Of $10.35 To $10.75 From $10.20 To $10.80 And Revising GAAP EPS Guidance To A Range Of $7.15 To $7.55 From $7.01 To $7.61
•M&A Synergies Remain Ahead Of Plan

CEO Louis Pinkham commented, “I am extremely pleased with our 3Q performance. Our Regal Rexnord team continued to focus on executing what’s under our control, while navigating against headwinds posed by ongoing supply chain challenges and high inflation. By leveraging an 80/20 mindset and acting with urgency to serve our customers, the team delivered 8% organic sales growth, which includes strong price realization plus share gains. As we highlighted at our September investor day, we’re gaining traction with our many outgrowth initiatives, including starting to deliver a robust pipeline of mix-positive new products focused on improving energy-efficiency, plus raising service levels, and making significant digital and e-commerce investments. I am also proud of our team's performance continuing to raise our adjusted EBITDA margin, aided by 80/20, lean, and our acquisition synergies.”

Mr. Pinkham concluded, “In summing up our third quarter results, the Regal Rexnord team continues to perform. While the global macro outlook is uncertain, our team remains focused on controllable execution, and the many self-help opportunities in front of us related to improving outgrowth, expanding our margins, and improving cash flow, especially around lowering working capital. And finally, the integration of MCS continues to be well ahead of our expectations. With so many value creation levers under our control, along with our portfolio-transforming Altra Industrial Motion announcement last week, Regal Rexnord's future continues to be extremely bright.”

Guidance Update
The Company continues to expect organic revenue growth at a high single digit rate for 2022.

The Company is raising its guidance mid-point by revising its 2022 annual guidance for adjusted earnings per share to a range of $10.35 to $10.75, from $10.20 to $10.80 previously, and revising its GAAP earnings per share guidance to a range of $7.15 to $7.55 from $7.01 to $7.61.

The Company’s guidance does not take into account any costs, expenses or other effects of the previously announced transaction whereby the Company will acquire all of the outstanding shares of Altra Industrial Motion Corp. (Nasdaq: AIMC).

*Non-GAAP Financial Measurement, See Appendix for Reconciliation

Segment Performance
Third quarter 2022 segment results versus the prior year:

•Motion Control Solutions segment net sales were $592.7 million, an increase of 185.5%, or 3.6% on an organic basis. Primary drivers included the merger with Rexnord PMC and the acquisition of Arrowhead and, on an organic basis, broad-based strength, particularly in global industrial markets, and price, partially offset by weakness in the China wind market. Adjusted EBITDA margin was 27.2% of adjusted net sales*.

•Climate Solutions net sales were $279.2 million, an increase of 4.0%, or 4.9% on an organic basis. Primary drivers include strong price realization and share gains, partially offset by weakness in Europe. Adjusted EBITDA margin was 16.4% of adjusted net sales, down due to weaker mix and higher non-metals inflation. We expect segment margins to improve in the fourth quarter, with further, more significant improvements in 2023.

•Commercial Systems net sales were $289.9 million, an increase of 7.9%, or 11.5% on an organic basis. Primary drivers included strong price realization and share gains, with particular strength in the North America commercial HVAC and general industrial markets. Adjusted EBITDA margin was 16.7% of adjusted net sales.

•Industrial Systems net sales were $163.5 million, an increase of 10.5%, or 14.7% on an organic basis. Primary drivers included strong price realization and outgrowth, particularly in the North America general industrial market, partially offset by weakness in China. Adjusted EBITDA margin was 13.2% of adjusted net sales.

Conference Call

Regal Rexnord will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Tuesday, November 1, 2022. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investor website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 7593094# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 4687383#. Both replays will be accessible for three months after the earnings call.

About Regal Rexnord

Regal Rexnord Corporation is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Regal Rexnord is comprised of four segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalRexnord.com.

Forward Looking Statements

This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Regal Rexnord’s current estimates, expectations and projections about Regal Rexnord’s future results, performance, prospects and opportunities. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “target,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and are subject to a number of risks, uncertainties, and other factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause Regal Rexnord’s actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord makes in this release include: the possibility that the conditions to the consummation of the proposed acquisition of Altra Industrial Motion Corp. (the “Proposed Acquisition”) will not be satisfied on the terms or timeline expected, or at all; failure to obtain, or delays in obtaining, or adverse conditions related to obtaining shareholder or regulatory approvals sought in connection with the Proposed Acquisition; failure to achieve the proposed debt financing necessary for the Proposed Acquisition on the desired terms, or at all; Regal Rexnord’s substantial indebtedness as a result of the Proposed Acquisition and the effects of such indebtedness on the combined company’s financial flexibility after the Proposed Acquisition; Regal Rexnord’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Regal Rexnord may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Proposed Acquisition, the merger with Rexnord Process & Motion Control business (the “Rexnord PMC business”) and the acquisition of Arrowhead Systems, LLC (“Arrowhead”) (together with the Proposed Acquisition and the merger with the Rexnord PMC business, the “Transactions”) within the expected time-frames or at all and to successfully integrate Altra, the Rexnord PMC business and Arrowhead; Regal Rexnord’s ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on Regal Rexnord’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transactions; Regal Rexnord’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; challenges to the tax treatment that was elected with respect to the acquisition of the Rexnord PMC business and related transactions; requirements to abide by potentially significant restrictions with respect to the tax treatment of the Rexnord PMC business which could limit Regal Rexnord’s ability to undertake certain corporate actions that otherwise could be advantageous; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which Regal Rexnord does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with global manufacturing, including public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; Regal Rexnord’s overall debt levels and its ability to repay principal and interest on its outstanding debt; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that Regal Rexnord cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in Regal Rexnord’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Regal Rexnord’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with Regal Rexnord, please refer to Part I, Item 1A in the Regal Rexnord Annual Report on Form 10-K for the fiscal year ended January 1, 2022 on file with the SEC and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-

looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release and Regal Rexnord undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances.

Non-GAAP Measures
(Unaudited)
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share, adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted EBITDA margin, adjusted bank EBITDA, adjusted net income attributable to Regal Rexnord Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord Corporation, adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income, and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted EBITDA margin, adjusted net sales, adjusted net income attributable to Regal Rexnord Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord Corporation, adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” to refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Nine Months Ended
	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
Net Sales	$1,325.3	$892.7	$3,973.2	$2,593.7
Cost of Sales	917.6	624.6	2,710.1	1,818.1
Gross Profit	407.7	268.1	1,263.1	775.6
Operating Expenses	233.8	144.4	724.4	432.9
Asset Impairments	—	2.8	—	5.1
Total Operating Expenses	233.8	147.2	724.4	438.0
Income from Operations	173.9	120.9	538.7	337.6
Other Income, Net	(1.3)	(1.2)	(4.1)	(3.6)
Interest Expense	21.4	22.0	43.8	46.1
Interest Income	1.3	2.3	3.2	5.5
Income before Taxes	155.1	102.4	502.2	300.6
Provision for Income Taxes	33.2	21.0	110.0	62.9
Net Income	121.9	81.4	392.2	237.7
Less: Net Income Attributable to Noncontrolling Interests	2.1	1.6	4.8	4.6
Net Income Attributable to Regal Rexnord Corporation	$119.8	$79.8	$387.4	$233.1
Earnings Per Share Attributable to Regal Rexnord Corporation:
Basic	$1.81	$1.96	$5.80	$5.73
Assuming Dilution	$1.80	$1.95	$5.76	$5.69
Cash Dividends Declared Per Share	$0.35	$0.33	$1.03	$0.96
Weighted Average Number of Shares Outstanding:
Basic	66.3	40.7	66.8	40.7
Assuming Dilution	66.7	41.0	67.2	41.0

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Sep 30, 2022	Jan 1, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$723.6	$672.8
Trade Receivables, less Allowances of $29.2 million in 2022 and $18.7 million in 2021	816.0	785.8
Inventories	1,361.5	1,192.4
Prepaid Expenses and Other Current Assets	145.0	157.6
Total Current Assets	3,046.1	2,808.6

Net Property, Plant, Equipment and Noncurrent Assets	7,202.9	7,558.8
Total Assets	$10,249.0	$10,367.4

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$548.2	$643.8
Other Accrued Expenses	473.9	446.6
Current Maturities of Debt	30.7	4.9
Total Current Liabilities	1,052.8	1,095.3

Long-Term Debt	2,165.2	1,913.6
Other Noncurrent Liabilities	859.2	950.3
Equity:
Total Regal Rexnord Corporation Shareholders' Equity	6,139.9	6,370.0
Noncontrolling Interests	31.9	38.2
Total Equity	6,171.8	6,408.2
Total Liabilities and Equity	$10,249.0	$10,367.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$121.9	$81.4	$392.2	$237.7
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	74.1	30.5	230.4	92.8
Noncash Lease Expense	8.0	5.9	24.3	18.3
Loss (Gain) on Disposal of Assets	2.5	(1.6)	0.8	(1.1)
Loss on Businesses Divested and Assets to be Exited	—	2.8	—	5.1
Share-Based Compensation Expense	5.8	3.7	17.0	11.5
Financing Fees Amortization	0.4	3.9	1.8	12.5
Early Debt Extinguishment Charge	—	12.7	—	12.7
Change in Operating Assets and Liabilities	(79.6)	(17.8)	(428.5)	(131.4)
Net Cash Provided by Operating Activities	133.1	121.5	238.0	258.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(22.0)	(13.2)	(54.6)	(37.5)
Proceeds Received from Sales of Property, Plant and Equipment	—	2.3	5.5	4.1
Business Acquisitions, Net of Cash Acquired	—	(0.3)	(35.0)	(4.1)
Net Cash Used in Investing Activities	(22.0)	(11.2)	(84.1)	(37.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Repayments) Under Revolving Credit Facility	40.0	27.8	(136.7)	27.8
Net Borrowings (Repayments) of Short-Term Borrowings	—	0.1	(2.0)	0.1
Proceeds from Long-Term Borrowings	—	—	1,536.8	—
Repayments of Long-Term Borrowings	(7.5)	(400.1)	(1,115.9)	(450.3)
Dividends Paid to Shareholders	(23.6)	(13.4)	(67.9)	(37.8)
Proceeds from the Exercise of Stock Options	1.4	—	4.8	0.1
Early Debt Extinguishment Payments	—	(12.7)	—	(12.7)
Repurchase of Common Stock	(55.2)	—	(239.2)	—
Distributions to Noncontrolling Interest	(6.2)	—	(6.2)	(4.5)
Shares Surrendered for Taxes	(0.5)	(0.4)	(8.6)	(6.5)
Financing Fees Paid	—	—	(6.5)	(17.0)
Net Cash Used in Financing Activities	(51.6)	(398.7)	(41.4)	(500.8)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(38.4)	(1.5)	(61.7)	(2.5)
Net Increase (Decrease) in Cash and Cash Equivalents	21.1	(289.9)	50.8	(282.7)
Cash and Cash Equivalents at Beginning of Period	702.5	618.5	672.8	611.3
Cash and Cash Equivalents at End of Period	$723.6	$328.6	$723.6	$328.6

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
Net Sales	$289.9	$268.7	$163.5	$148.0	$279.2	$268.4	$592.7	$207.6	$1,325.3	$892.7
Adjusted Net Sales*	$289.9	$268.7	$163.5	$148.0	$279.2	$268.4	$592.7	$207.6	$1,325.3	$892.7

GAAP Operating Margin	13.6%	13.2%	9.6%	6.0%	11.2%	20.7%	14.7%	10.1%	13.1%	13.5%
Adjusted Operating Margin*	13.8%	13.4%	10.9%	5.1%	14.3%	20.8%	16.6%	20.0%	14.8%	15.8%
Adjusted EBITDA Margin %	16.7%	16.5%	13.2%	9.5%	16.4%	23.1%	27.2%	26.9%	20.9%	19.7%

Components of Net Sales:
Organic Sales Growth*	11.5%	20.9%	14.7%	3.6%	4.9%	14.2%	3.6%	23.7%	8.2%	16.3%
Acquisitions	—%	—%	—%	—%	—%	—%	184.1%	—%	42.8%	—%
Foreign Currency Impact	(3.6)%	2.1%	(4.2)%	3.0%	(0.9)%	0.5%	(2.2)%	0.7%	(2.5)%	1.4%

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Nine Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
Net Sales	$885.1	$775.0	$462.9	$429.6	$846.6	$764.8	$1,778.6	$624.3	$3,973.2	$2,593.7
Adjusted Net Sales*	$885.1	$775.0	$462.9	$429.6	$846.6	$764.8	$1,778.6	$624.3	$3,973.2	$2,593.7

GAAP Operating Margin	15.2%	11.8%	9.7%	4.2%	15.0%	19.4%	13.1%	12.8%	13.6%	13.0%
Adjusted Operating Margin*	15.2%	12.7%	10.2%	4.1%	16.1%	19.5%	15.1%	19.7%	14.8%	15.0%
Adjusted EBITDA Margin %	18.1%	16.1%	12.7%	8.7%	18.2%	21.8%	26.2%	26.7%	21.1%	19.1%

Components of Net Sales:
Organic Sales Growth	16.6%	27.3%	10.5%	5.7%	11.3%	22.4%	6.6%	18.1%	11.6%	19.7%
Acquisitions	—%	—%	—%	—%	—%	—%	180.0%	—%	43.3%	—%
Foreign Currency Impact	(2.4)%	3.2%	(2.7)%	4.7%	(0.6)%	0.5%	(1.7)%	1.6%	(1.8)%	2.3%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Nine Months Ended
	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
GAAP Diluted Earnings Per Share	$1.80	$1.95	$5.76	$5.69
Restructuring and Related Costs	0.29	0.05	0.47	0.19
Transaction and Related Costs	—	0.59	0.05	1.14
Inventory Step Up Adjustment	(0.04)	—	0.06	—
Intangible Amortization	0.51	0.20	1.56	0.61
Share-Based Compensation Expense	0.08	0.07	0.22	0.21
Gain on Sale of Assets	—	(0.03)	(0.04)	(0.04)
Loss on Businesses Divested and Assets to be Exited	—	0.05	—	0.09
Discrete Tax Items	0.02	—	0.02	—
Adjusted Diluted Earnings Per Share	$2.66	$2.88	$8.10	$7.89

2022 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2022 Diluted EPS Annual Guidance	$7.15	$7.55
Restructuring and Related Costs	0.72	0.72
Intangible Amortization	2.08	2.08
Share-Based Compensation Expense	0.30	0.30
Transaction and Related Costs	0.06	0.06
Inventory Step Up Adjustment	0.06	0.06
Gain on Sales of Assets	(0.04)	(0.04)
Discrete Tax Items	0.02	0.02
2022 Adjusted Diluted EPS Annual Guidance	$10.35	$10.75

	Three Months Ended
ADJUSTED EBITDA	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
(Dollars in Millions)	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
GAAP Income from Operations	$39.5	$35.4	$15.7	$8.9	$31.4	$55.6	$87.3	$21.0	$173.9	$120.9
Restructuring and Related Costs	0.4	0.3	2.2	0.8	8.4	0.1	14.7	1.6	25.7	2.8
Transaction and Related Costs	—	—	—	—	—	—	—	16.1	—	16.1
Inventory Step Up Adjustment	—	—	—	—	—	—	(3.5)	—	(3.5)	—
Loss on Businesses Divested and Assets to be Exited	—	—	—	—	—	—	—	2.8	—	2.8
Loss (Gain) on Sale of Assets	—	0.2	—	(2.1)	—	—	—	—	—	(1.9)
Adjusted Income from Operations	$39.9	$35.9	$17.9	$7.6	$39.8	$55.7	$98.5	$41.5	$196.1	$140.7

Depreciation	$5.6	$5.7	$3.1	$5.6	$3.9	$3.5	$15.9	$5.2	$28.5	$20.0
Amortization	1.6	1.5	0.2	0.2	0.5	0.9	43.3	7.9	45.6	10.5
Other Income, Net	0.3	0.3	—	0.2	0.3	0.4	0.7	0.3	1.3	1.2
Adjusted Bank EBITDA	$47.4	$43.4	$21.2	$13.6	$44.5	$60.5	$158.4	$54.9	$271.5	$172.4

Share-Based Compensation Expense	$1.1	$0.9	$0.4	$0.4	$1.3	$1.4	$3.0	$1.0	$5.8	$3.7
Adjusted EBITDA	$48.5	$44.3	$21.6	$14.0	$45.8	$61.9	$161.4	$55.9	$277.3	$176.1

GAAP Operating Margin %	13.6%	13.2%	9.6%	6.0%	11.2%	20.7%	14.7%	10.1%	13.1%	13.5%
Adjusted Operating Margin %	13.8%	13.4%	10.9%	5.1%	14.3%	20.8%	16.6%	20.0%	14.8%	15.8%
Adjusted EBITDA Margin %	16.7%	16.5%	13.2%	9.5%	16.4%	23.1%	27.2%	26.9%	20.9%	19.7%

	Nine Months Ended
ADJUSTED EBITDA	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
(Dollars in Millions)	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
GAAP Income from Operations	$134.1	$91.6	$44.8	$18.1	$127.2	$148.3	$232.6	$79.6	$538.7	$337.6
Restructuring and Related Costs	1.0	4.6	2.5	1.6	9.1	0.7	29.0	3.2	41.6	10.1
Transaction and Related Costs	—	—	—	—	—	—	4.3	37.9	4.3	37.9
Inventory Step Up Adjustment	—	—	—	—	—	—	5.5	—	5.5	—
Loss on Businesses Divested and Assets to be Exited	—	1.8	—	—	—	0.5	—	2.8	—	5.1
(Gain) Loss on Sale of Assets	(0.7)	0.2	—	(2.2)	—	—	(2.6)	(0.5)	(3.3)	(2.5)
Adjusted Income from Operations	$134.4	$98.2	$47.3	$17.5	$136.3	$149.5	$268.8	$123.0	$586.8	$388.2

Depreciation	$17.3	$17.6	$9.7	$16.6	$11.8	$9.6	$52.2	$16.2	$91.0	$60.0
Amortization	5.0	5.2	0.6	0.8	1.4	2.9	132.4	23.9	139.4	32.8
Other Income, Net	0.9	0.9	0.4	0.6	0.9	1.2	1.9	0.9	4.1	3.6
Adjusted Bank EBITDA	$157.6	$121.9	$58.0	$35.5	$150.4	$163.2	$455.3	$164.0	$821.3	$484.6

Share-Based Compensation Expense	$2.8	$2.9	$0.8	$1.9	$3.5	$3.7	$9.9	$3.0	$17.0	$11.5
Adjusted EBITDA	$160.4	$124.8	$58.8	$37.4	$153.9	$166.9	$465.2	$167.0	$838.3	$496.1

GAAP Operating Margin %	15.2%	11.8%	9.7%	4.2%	15.0%	19.4%	13.1%	12.8%	13.6%	13.0%
Adjusted Operating Margin %	15.2%	12.7%	10.2%	4.1%	16.1%	19.5%	15.1%	19.7%	14.8%	15.0%
Adjusted EBITDA Margin %	18.1%	16.1%	12.7%	8.7%	18.2%	21.8%	26.2%	26.7%	21.1%	19.1%

DEBT TO EBITDA	Last Twelve Months
	Sep 30, 2022	Jan 1, 2022
Net Income	$390.3	$235.8
Interest Expense	58.1	60.4
Interest Income	(5.1)	(7.4)
Taxes	121.8	74.7
Depreciation and Amortization	308.2	170.6
EBITDA	$873.3	$534.1
Restructuring and Related Costs	53.5	22.0
Transaction and Related Costs	55.5	89.1
Impairments and Exit Related Costs	0.5	5.6
Goodwill Impairment	33.0	33.0
Inventory Step Up	29.8	24.3
Gain on Sale of Assets	(3.3)	(2.5)
Adjusted Bank EBITDA	$1,042.3	$705.6

Current Maturities of Long-Term Debt	$30.7	$4.9
Long-Term Debt	2,165.2	1,913.6
Total Gross Debt	$2,195.9	$1,918.5
Cash	(723.6)	(672.8)
Net Debt	$1,472.3	$1,245.7

Gross Debt/EBITDA	2.5	3.6
Gross Debt/Adjusted Bank EBITDA	2.1	2.7

Net Debt/EBITDA	1.7	2.3
Net Debt/Adjusted Bank EBITDA	1.4	1.8

FREE CASH FLOW	Three Months Ended		Nine Months Ended
	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021
Net Cash Provided by Operating Activities	$133.1	$121.5	$238.0	$258.1
Additions to Property Plant and Equipment	(22.0)	(13.2)	(54.6)	(37.5)
Free Cash Flow	$111.1	$108.3	$183.4	$220.6

GAAP Net Income Attributable to Regal Rexnord Corporation	$119.8	$79.8	$387.4	$233.1
Early Debt Termination Charge	—	12.7	—	12.7
Loss on Businesses Divested and Impairments	—	2.8	—	5.1
Tax Effect from Loss on Businesses Divested and Impairments	—	(3.8)	—	(4.3)
Adjusted Net Income Attributable to Regal Rexnord Corporation	$119.8	$91.5	$387.4	$246.6

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Rexnord Corporation	92.7%	118.4%	47.3%	89.5%

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Nine Months Ended
	Sep 30, 2022	Oct 2, 2021	Sep 30, 2022	Oct 2, 2021

Income before Taxes	$155.1	$102.4	$502.2	$300.6
Provision for Income Taxes	33.2	21.0	110.0	62.9
Effective Tax Rate	21.4%	20.5%	21.9%	20.9%

Income before Taxes	$155.1	$102.4	$502.2	$300.6
Restructuring and Related Costs	25.7	2.8	41.6	10.1
Transaction and Related Costs	—	32.2	4.3	61.7
Inventory Step Up Adjustment	(3.5)	—	5.5	—
Intangible Amortization	45.6	10.5	139.4	32.8
Share-Based Compensation Expense	5.8	3.7	17.0	11.5
Gain on Sales of Assets	—	(1.9)	(3.3)	(2.5)
Loss on Businesses Divested and Assets to be Exited	—	2.8	—	5.1
Adjusted Income before Taxes	$228.7	$152.5	$706.7	$419.3

Provision for Income Taxes	$33.2	$21.0	$110.0	$62.9
Tax Effect from Restructuring and Related Costs	6.3	0.7	10.3	2.4
Tax Effect of Transaction and Related Costs	—	7.8	1.0	14.9
Tax Effect of Inventory Step Up Adjustment	(0.8)	—	1.3	—
Tax Effect of Intangible Amortization	11.2	2.5	34.2	7.9
Tax Effect of Share-Based Compensation Expense	0.8	0.9	2.3	2.8
Tax Effect of Gain on Sales of Assets	—	(0.5)	(0.8)	(0.6)
Tax Effect from Loss on Businesses Divested and Assets to be Exited	—	0.7	—	1.2
Discrete Tax Items	(1.4)	—	(1.4)	—
Adjusted Provision for Income Taxes	$49.3	$33.1	$156.9	$91.5

Adjusted Effective Tax Rate	21.6%	21.7%	22.2%	21.8%

ORGANIC SALES GROWTH	Three Months Ended
	September 30, 2022
	Commercial Systems	Industrial Systems	Climate Solutions	Motion Control Solutions	Total Regal Rexnord
Net Sales Three Months Ended Sep 30, 2022	$289.9	$163.5	$279.2	$592.7	$1,325.3
Net Sales from Businesses Acquired	—	—	—	(382.1)	(382.1)
Impact from Foreign Currency Exchange Rates	9.7	6.2	2.4	4.5	22.8
Organic Sales Three Months Ended Sep 30, 2022	$299.6	$169.7	$281.6	$215.1	$966.0

Net Sales Three Months Ended Oct 2, 2021	$268.7	$148.0	$268.4	$207.6	$892.7
Adjusted Net Sales Three Months Ended Oct 2, 2021	$268.7	$148.0	$268.4	$207.6	$892.7

Three Months Ended Sep 30, 2022 Organic Sales Growth %	11.5%	14.7%	4.9%	3.6%	8.2%
Three Months Ended Sep 30, 2022 Net Sales Growth %	7.9%	10.5%	4.0%	185.5%	48.5%

ORGANIC SALES GROWTH	Nine Months Ended
	September 30, 2022
	Commercial Systems	Industrial Systems	Climate Solutions	Motion Control Solutions	Total Regal Rexnord
Net Sales Nine Months Ended Sep 30, 2022	$885.1	$462.9	$846.6	$1,778.6	$3,973.2
Net Sales from Businesses Acquired	—	—	—	(1,123.7)	(1,123.7)
Impact from Foreign Currency Exchange Rates	18.9	11.8	5.0	10.5	46.2
Organic Sales Nine Months Ended Sep 30, 2022	$904.0	$474.7	$851.6	$665.4	$2,895.7

Net Sales Nine Months Ended Oct 2, 2021	$775.0	$429.6	$764.8	$624.3	$2,593.7
Adjusted Net Sales Nine Months Ended Oct 2, 2021	$775.0	$429.6	$764.8	$624.3	$2,593.7

Nine Months Ended Sep 30, 2022 Organic Sales Growth %	16.6%	10.5%	11.3%	6.6%	11.6%
Nine Months Ended Sep 30, 2022 Net Sales Growth %	14.2%	7.8%	10.7%	184.9%	53.2%